                                                                FILED
                                                      NO.
                                                         -----------------
Case No. 95-PB-0103
Dept. No. 1

                                                 [STAMP]


             IN THE NINTH JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA
                           IN AND FOR THE COUNTY OF DOUGLAS

                                      * * * * *

IN THE MATTER OF THE ESTATE OF
    BEVERLEE A. LEDBETTER,                       LETTERS TESTAMENTARY
         Deceased.

--------------------------------/
STATE OF NEVADA  )
                 : ss.
COUNTY OF DOUGLAS)

    The Last Will of Beverlee A. Ledbetter, deceased, having been duly admitted to probate in said Court, William B. Ledbetter, Jessica L. Ledbetter, and Kirk
B. Ledbetter, each of whom were named therein as a Co-Executor, were, by said Court on the 24th day of October, 1995, duly appointed Co-Executors, who each having qualified as such are hereby authorized to act by virtue thereof.

                                       IN TESTIMONY WHEREOF, I have officially
                                       signed these letters and affixed hereto
                                       the Seal of said Court, this 24th day of October, 1995.

                                       By Order of the Court

                                       Clerk of the Court

                                       By  [STAMP] J. THALER
                                            ------------------------
                                            Deputy Clerk

                                    OFFICIAL OATH

STATE OF NEVADA    )
                   : ss.
COUNTY OF DOUGLAS  )


    William B. Ledbetter, Jessica L. Ledbetter, and Kirk B. Ledbetter, do each solemnly swear that he or she will support, protect and defend the Constitution and government of the United States, and the Constitution and government of the State of Nevada, against all enemies, whether domestic or foreign, and that he or she will bear true faith, allegiance and loyalty to the same, any ordinance, resolution or law of any state notwithstanding, and that he or she will well and faithfully perform all the duties of the office of Co-Executor of the Estate of Beverlee A. Ledbetter, on which each are about to enter; so help us God.


                                            /s/ William B. Ledbetter
                                            -----------------------------------
                                            William B. Ledbetter


                                            /s/ Jessica L. Ledbetter
                                            -----------------------------------
                                            Jessica L. Ledbetter


                                            /s/ Kirk B. Ledbetter
                                            -----------------------------------
                                            Kirk B. Ledbetter


SUBSCRIBED and SWORN to before me
this 24th day of October, 1995.
Clerk of the Court


By [STAMP] J. Thaler
   ----------------------------------
   Deputy Clerk

                                       FILED
                             NO.
                                -----------------
Case No. 95-PB-0103
Dept. No. 1

                                                 [STAMP]


             IN THE NINTH JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA
                           IN AND FOR THE COUNTY OF DOUGLAS

                                      * * * * *

IN THE MATTER OF THE ESTATE OF
   BEVERLEE A. LEDBETTER,                        ORDER

              Deceased.
---------------------------------/

    The Petition of William B. Ledbetter, Jessica L. Ledbetter, and Kirk B. Ledbetter, Co-Executors for Settlement of Second and Final Account, Final Distribution of the Estate to Testamentary Trust, Payment of Co-Executors' Fees, and Payment of Attorneys' Fees and Costs ("Petition") came on regularly for hearing this day. Also heard was the Application for Attorneys' Fees and Costs ("Application") filed by the law firm of Walther, Key, Maupin, Oats, Cox, Klaich & LeGoy ("Walther, Key, Maupin"), counsel to the Co-Executors. Present at the hearing were William B. Ledbetter, Jessica L. Ledbetter, and Kirk B. Ledbetter, as well as their legal counsel, G. Barton Mowry, Esq. of the Walther, Key, Maupin law firm. Also present were Erle Simpson of Wells Fargo Bank and its legal counsel James L. Morgan, Esq. of the Henderson & Nelson law firm. On proof made to the satisfaction of the Court, the Court


                                          1.

now finds as follows:

    1. All notices of the hearing on the Petition and on the Application have been regularly given as prescribed by law.

    2. All acts and transactions of the Co-Executors during the period of the account and as disclosed in the Petition are approved. All other allegation of the Petition are true. The account is complete and correct and should be approved as filed.

    3. Beverlee A. Ledbetter ("Decedent") died testate on September 12, 1995 in South Lake Tahoe, California and was at the time of her death a resident of Zephyr Cove, Douglas County, Nevada.

    4. The Decedent's Will dated March 28, 1988, together with the First Codicil thereto dated May 3, 1994 (collectively, the "Will"), were admitted to probate by this Court on October 24, 1995.

    5. Notice to Creditors has been published for the period and in the manner prescribed by law. The Co-Executors also caused proper notice to be mailed by certified mail to those creditors whose names and addresses were readily ascertainable. Appropriate Affidavits of Mailing of such notice are on file in this proceeding. The time for filing or presently claims has expired. The estate is now in a condition to be closed. All claims that have been filed or presented against the estate have been paid in full or compromised pursuant to prior Orders of the Court, except for the contingent claim of First Interstate Bank of Nevada, N.A., now Wells Fargo Bank, arising out of the refinance of a $3,000,000


                                          2.

construction loan made to the Decedent and Decedent's spouse, William B. Ledbetter by a subsequent loan made solely to William B. Ledbetter in the amount of $5,400,000 and guaranteed by the estate. The guaranty signed by the Co-Executors of the estate was previously approved by this Court. The Co-Trustees of the Marital Trust established under the Decedent's Will have agreed to execute a General Continuing Guaranty in form and content satisfactory to Wells Fargo Bank guaranteeing the construction loan made to William B. Ledbetter. In addition, during the administration of the Decedent's estate, and with Court approval, the Co-Executors established a $3,000,000 revolving line of credit with Wells Fargo Bank, a portion of which has been drawn down. The Co-Trustees of the Marital Trust have agreed to assume this liability and establish the $3,000,000 revolving line of credit in favor of the Marital Trust. Except for the estate's contingent liability arising under this General Continuing Guaranty, and the amount drawn down on the $3,000,000 revolving line of credit loan, all debts of the Decedent and of the estate, and all expenses of administration (other than closing expenses, Co-Executors' fees, accounting fees, and attorneys' fees) have been paid.

    6. Federal, California, and Nevada estate tax returns were filed for the estate, and the tax reported thereto to be due has been paid in full to the Internal Revenue Service, State of Nevada, and State of California. No notice of any estate tax audit has been received by the Co-Executors, but representatives of the Co-Executors are continuing to work on an audit of the Decedent's 1994


                                          3.

gift tax returns.

    7. All federal and California income tax returns for the estate that are due have been timely filed and the tax reported thereon to be due has been paid in full. The Co-Executors will timely file the final income tax returns for the estate for fiscal year ended September 30, 1997.

    8.   The Co-Executors caused an Inventory, Appraisement, and Record of
Value ("Inventory") to be filed with the Court on February 5, 1997, reflecting a total value of the Decedent's Nevada probate estate at $58,493,700, most of which is represented by 2,924,392 shares of common stock of Harveys Casino Resorts, a Nevada corporation, and the Decedent's interest in four parcels of Nevada real property, three of which were the Decedent's separate property and one of which was the Decedent's undivided 1/2 community property interest. As a result of a partial distribution previously approved by the Court, these assets, together with the Decedent's interest in certain Promissory Notes, as described in the Inventory, are essentially the only assets now on hand and to be distributed to William B. Ledbetter, Jessica L. Ledbetter, and Kirk B. Ledbetter, as Co-Trustees of the Marital Trust to be established pursuant to subparagraph A.1. of article VI of the Will.

    9. The Co-Executors have provided ordinary and extraordinary services to the estate. The Co-Executors are entitled to commissions for ordinary services rendered in the amount of $1,187,156, less the $600,000 advance on commissions previously


                                          4.

approved by the Court. The ordinary commissions are to be split among the Co-Executors as follows:

              William B. Ledbetter               0
              Jessica L. Ledbetter        $171,784
              Kirk B. Ledbetter            415,372
                                          --------
                   Total                  $587,156
                                          --------
                                          --------

    10. Kirk B. Ledbetter has provided extraordinary services to the estate and is entitled to extraordinary compensation in the amount of $151,000. The Co-Executors' fees may be paid either as a closing expense of the administration of the estate, or as an expense of the Marital Trust, depending upon the cash availability.

    11. The law firm of Walther, Key, Maupin, counsel to the Co-Executors, has provided significant legal services to the Co-Executors as outlined in the Application. The Co-Executors are in agreement that Walther, Key, Maupin should be paid attorneys' fees in the amount of $300,000 and reimbursed for costs advanced in the amount of $4,202.05, and such fees and costs are reasonable.

    Based upon the above, IT IS ORDERED THAT:

    A.   The administration of the estate is brought to a close.

    B. The Second and Final Account of the Co-Executors is settled, allowed, and approved as filed. The Co-Executors, who are also to be the Co-Trustees of the Marital Trust under the Decedent's Will, are authorized to file a supplemental accounting of the Decedent's estate up to September 30, 1997, as part of the initial accounting to be filed for the Marital Trust, a testamentary trust, pursuant to NRS 153.010, et seq.



                                          5.

    C. All acts and transactions of the Co-Executors as disclosed in the Second and Final Account are confirmed and approved.

    D. The Co-Executors are authorized and directed to pay themselves commissions and fees in the following sums:

         Jessica L. Ledbetter          $171,784
         Kirk B. Ledbetter             $566,372

    E. The Co-Executors are also authorized and directed to pay Walther, Key, Maupin attorney fees in the amount of $300,000 and to reimburse costs advanced of $4,202.05.

    F. William B. Ledbetter, Jessica L. Ledbetter, and Kirk B. Ledbetter are hereby appointed as Co-Trustees of the Marital Trust established under subparagraph A.1. of the article VI of the Will of Beverlee A. Ledbetter dated March 28, 1988, as amended by the First Codicil thereto dated May 3, 1994, and the rest, residue, and remainder of the estate of Beverlee A. Ledbetter, together with any other property of the estate not now known or discovered that may belong to the estate or in which Beverlee A. Ledbetter or the estate may have an interest, shall be distributed to the Co-Trustees and administered as part of the Marital Trust. These assets include, but are not limited to, the following:

         1. 2,924,392 shares of common stock of Harveys Casino Resorts, a Nevada corporation.

         2.   The following parcels of real property:

         PARCEL 1 - 191 TAMBOURINE RANCH RD., GARDNERVILLE - 2.36 PLUS OR MINUS ACRES - (1/2 INTEREST)

         The undivided one-half (1/2) community property



                                          6.

         interest of Beverlee A. Ledbetter in the real property described in Exhibit A attached hereto and incorporated herein by reference.

         Assessor's Parcel No. 19-041-23

         PARCEL 2 - 1193 U.S. HIGHWAY 50, GLENBROOK - 1.59 PLUS OR MINUS ACRES
         (ALL)

         That portion of the southwest 1/4 of Section 34, Township 14 North, Range 18 East, M.D.B.& M., described as follows: That portion of the N 1/2 and the N 1/2 of the S 1/2 of Tract No. 2 of Lot 3 of Section 34, Township 14 North, Range 18 East, M.D.B.& M., that is situate East of the present East line of U.S. Highway 50.

         Assessor's Parcel No. 03-192-06

         PARCEL 3 - 177 PINE DR., STATELINE - .30 PLUS OR MINUS ACRES (ALL)

         Lot 31 in Block I, as shown on the map of the First Addition to Kingsbury Meadows Subdivision, filed in the Office of the County Recorder of Douglas County, Nevada, on July 17, 1957 as Document No. 12441.

         Assessor's Parcel No. 07-222-07

         PARCEL 4 - 3720 U.S. HIGHWAY 395, DOUGLAS COUNTY - 25.18 PLUS OR MINUS ACRES (ALL)

         The real property described in Exhibit B attached hereto and incorporated herein by reference.

         Assessor's Parcel Nos. 13-031-11, 12, 16, and 17

         3.   The following Promissory Notes:

              (a) An undivided 1/2 interest in that Promissory Note dated October 15, 1981, executed by the Ledbetter Family 1980 Trust, payable to the order of William B. Ledbetter and Beverlee A. Ledbetter, husband and wife, in the original principal sum of $1,215,122, together with the beneficial interest of Beverlee A. Ledbetter in the Deed of Trust which secures payment of the foregoing Promissory Note.

              (b) That Promissory Note dated August 1, 1991, executed by Howard R. Herz, payable to the order of Beverlee A. Ledbetter in the original principal sum of


                                          7.

    $32,615, together with the beneficial interest of Beverlee A. Ledbetter in the Deed of Trust which secures payment of the foregoing Promissory Note.

         (c) An undivided 1/2 interest in that Promissory Note dated July 1, 1982, executed by the Ledbetter Family 1980 Trust, payable to the order of William B. Ledbetter and Beverlee A. Ledbetter, husband and wife, in the original principal sum of $545,000, together with the beneficial interest of Beverlee A. Ledbetter in the Deed of Trust which secures payment of the foregoing Promissory Note.


                                          8.

                   191 Tambourine Ranch Road, Gardnerville,
                   Douglas County, NV



All that certain lot, piece or parcel of land situate in the County of Douglas, State of Nevada, described as follows:

All that certain lot, piece, parcel or portion of land situated, lying and being within the Northeast 1/4 of the Southeast 1/4 of Section 4, Township 12 North, Range 19 East, M. D. B. & M. and more particularly described as follows:

A lot line adjustment between Parcel C, Parcel E: 2, Parcel E: 3 and Parcel E: 4 as described in Deed filed for record in Book 1287 at Page 2437, as Document No. 168986, Official Records of Douglas County, Nevada; also being Assessor's Parcel Nos. 19-041-20, 10-041-15, and 19-041-16 and that parcel described in Deeds filed for record in Book 989 at Page 1221, as Document No. 210619 and in Book 989 at Page 1224, as Document No. 210620, Official Records of Douglas County, Nevada; also being a portion of Assessor's Parcel No. 19-041-18 and more particularly described as follows:

Commencing at the East 1/4 corner of said Section 4 as shown on that map entitled "Record of Survey for Hildegard Herz", filed for record on July 24, 1974 as Document No. 74394; thence along the North line of said Section 4, South 89 degrees, 49 minutes, 29 seconds West a distance of 644.60 feet to the westerly right-of-way line of State Highway 207 (Kingsbury Grade); thence along said westerly line South 44 degrees, 27 minutes, 00 seconds East a distance 644.70 fet to the northwest corner of that parcel described in Deed filed for record in Book 884 at Page 1904 as Document No. 105319, Official Records of Douglas County, Nevada; thence South 10 degrees, 56 minutes, 20 seconds West a distance of 204.79 feet to the south line of the "Herz Property" as shown on aforesaid map; thence along said south line the following courses and distances: South 89 degrees, 59 minutes, 01 seconds West a distance of
348.67 feet to the TRUE POINT OF BEGINNING; thence South 00 degrees, 05 minutes, 56 seconds West a distance of 77.00 feet; thence South 89 degrees, 59 minutes, 01 seconds west a distance of 302.83 feet; thence leaving said south line North 00 degrees, 00 minutes, 59 seconds West a distance of 324.74 feet; thence North 89 degrees, 59 minutes, 01 seconds East a distance of
114.57 feet; thence North 00 degrees 11 minutes, 00 seconds East a distance of 20.00 feet; thence North 89 degrees, 59 minutes, 01 seconds East a distance of 189.44 feet; thence South 00 degrees, 14 minutes, 51 seconds West a distance of 267.74 feet to the TRUE POINT OF BEGINNING.


                                EXHIBIT A - Pg. 1 of 3
                                          9.

Reserving therefrom an easement for roadway and access purpose whether public or private over the above described parcel and more particularly described as follows:

Commencing at the East 1/4 corner of said Section 4 as shown on that map entitled "Record of Survey for Hildegard Herz" filed for record July 24, 1974 as Document No. 74394; thence along the North line of said Section 4, South 89 degrees, 49 minutes, 29 seconds West a distance of 644.60 feet to the westerly right-of-way line of State Highway 207 (Kingsbury Grade); thence along said westerly line South 44 degrees, 27 minutes, 00 seconds East a distance of 644.70 feet to the Northwest corner of that parcel described in Deed filed for record in Book 884 at Page 1904 as Document No. 105319, Official Records of Douglas County, Nevada; thence South 10 degrees, 56 minutes, 20 seconds West a distance of 204.79 feet to the South line of the "Herz Property" as shown on the aforesaid map; thence along said South line South 89 degrees, 59 minutes, 01 seconds West a distance of 348.67 feet; to the TRUE POINT OF BEGINNING; thence leaving said South line South 89 degrees, 59 minutes, 01 seconds West a distance of 50 feet; thence North 00 degrees, 14 minutes, 51 seconds East a distance of 103.90 feet; thence North 70 degrees, 15 minutes, 00 seconds West a distance of 112/67 feet; thence along a tangent curve to the left having a central angle of 31 degrees, 45 minutes, 00 seconds, a radius of 140.00 feet and an arc length of 77.58 feet; thence South 78 degrees, 00 minutes, 00 seconds West a distance of 72.33 feet to the west line of the above described parcel; thence along said line North 00 degrees, 00 minutes, 59 seconds west a distance of 51.11 feet; thence leaving said west line North 78 degrees, 00 minutes, 00 seconds East a distance of
61.72 feet; thence along a tangent curve to the right having a central angle of 31 degrees, 45 minutes, 00 seconds, a radius of 190.00 feet and an arc length of 105.29 feet; thence South 70 degrees 15 minutes, 00 seconds East a distance of 121.48 feet; thence North 00 degrees, 14 minutes, 51 seconds East a distance of 119.77 feet; thence North 89 degrees, 59 minutes, 01 seconds East a distance of 25.00 feet; thence South 00 degrees, 14 minutes, 51 seconds, West a distance of 267.74 feet to the TRUE POINT OF BEGINNING.

And reserving therefrom an easement 10 feet in width for public underground utility purposes lying westerly and northerly of adjacent to and parallel with the following described line:

Commencing at the east 1/4 corner of said Section 4 as shown on that map entitled "Record of Survey for Hildegard Herz" filed for record on July 24, 1974 as Document No. 74394; thence along the North line of said Section 4, South 89 degrees, 49 minutes, 29 seconds West a distance of 644.60 feet to the westerly right-of-way line of State Highway 207 (Kingsbury Grade); thence along said westerly line South 44 degrees, 27 minutes, 00 seconds East a distance of 326.60; thence South 45 degrees, 33 minutes, 00 seconds West a distance of 229.20 feet to the TRUE POINT OF BEGINNING; thence South 00 degrees, 14 minutes, 51 seconds West a distance of 267.74 feet; thence South 00 degrees, 05 minutes, 05 minutes, 56 seconds East a distance of 77.00 feet; thence South 89 degrees, 59 minutes, 01 seconds west a distance of 01 seconds west a distance of 302.83 feet to the terminus point of this 10 foot wide easement.

                                EXHIBIT A - Pg. 2 of 3
                                         10.

Said premises further shown as adjusted Parcel C as set forth on that certain Record of Survey for HOWARD W. HERZ recorded January 9, 1990 in Book 190, of Official Records, at Page 1630, Douglas County, Nevada, as Document No. 217903.

Portions of A.P.Nos. 19-041-04, 15, and 16.

Together with an easement for roadway and access purposes over the following described parcel:

Commencing at the east 1/4 corner of said Section 4 as shown on the map entitled "Record of Survey for Hildegard Herz" filed for record on July 24, 1974 as Document No. 74394; thence along the North line of said section 4, South 89 degrees, 49 minutes, 29 seconds West a distance of 644.60 feet to the westerly right-of-way line of State Highway 207 (Kingsbury Grade); thence along said westerly line South 44 degrees, 27 minutes, 00 seconds East a distance of 644.70 feet to the northwest corner of that parcel described in Deed filed for record in Book 884 at Page 1904, as Document No. 105319, Official Records of Douglas County, Nevada which point is the TRUE POINT OF BEGINNING; thence South 10 degrees, 56 minutes, 20 seconds West a distance of 204.79 feet to the South line of the "Herz Property" as shown on the aforesaid map; thence along said south line South 89 degrees, 59 minutes, 01 seconds West a distance of 348.67 feet; thence North 00 degrees, 14 minutes, 51 seconds East a distance of 50.00 feet; thence North 89 degrees, 59 minutes, 01 seconds East a distance of 307.19 feet; thence North 10 degrees, 56 minutes, 20 seconds East a distance of 198.05 feet to the aforesaid westerly right-of-way line; thence along said line South 44 degrees, 27 minutes, 00 seconds East a distance of 60.75 feet to the TRUE POINT OF BEGINNING.


                                EXHIBIT A - Pg. 3 of 3
                                         11.

PARCEL 1:                                            3720 U. S. Highway 95
                                                     Douglas County, NV

The Northeast quarter of the Northwest quarter of the Southwest quarter of the Northeast quarter of Section 6, Township 14 North, Range 20 East, M.D.B.& M.

Excepting and reserving, to the United States all oil, gas and other mineral deposits, in the land so patented, together with the right to prospect for, mine, and remove the same according to the provisions of an Act of Congress approved June 1, 1938.

APN 13-031-12.

PARCEL 2:

The Southeast quarter of the Northwest quarter of the Southwest quarter of the Northeast quarter of Section 6, Township 14 North, Range 20 East, M.D.B. & M.

Excepting and reserving, to the United States all oil, gas and other mineral deposits, in the land so patented, together with the right to prospect for, mine, and remove the same according to the provisions of an Act of Contress approved June 1, 1938.

APN 13-031-11.

PARCEL 3:

The West half of the West half of the West half of Lot 1 of the Northeast quarter of Section 6, Township 14 North, Range 20 East, M.D.B. & M.

EXCEPTING THEREFROM a right-of-way thereon for ditches and canals constructed by the authority of the United States; Act of August 30, 1890, 26 Stat. 391; 43 U.S.C. 945.

APN 13-031-16

PARCEL 4:

The Southwest quarter of the Northeast quarter of the West half of Lot 1 of the Northeast quarter, the North half of the Southeast quarter of the West half of Lot 1 of the Northeast quarter, the Southwest quarter of the Southeast quarter of the West half of Lot 1 of the Northeast quarter and the Northwest quarter of the Southwest quarter of the East half of Lot 1 of the Northeast quarter,
Section 6, Township 14 North, Range 20 East, M.D.B. & M.

EXCEPTING THEREFROM a right-of-way thereon for ditches and canals constructed by authority of the United States; Act of August 30, 1890, 26 Stat. 391; 43 U.S.C. 945.


                                      EXHIBIT B
                                         12.
APN 13-031-17

    G. The Co-Trustees of the Marital Trust are authorized to execute and deliver to Wells Fargo Bank the General Continuing Guaranty of the construction loan previously guaranteed by the Co-Executors on behalf of William B. Ledbetter, the surviving spouse.

    Dated this 23rd day of September, 1997.

                                       /s/ David R. Gamble
                                  -------------------------------
                                  David R. Gamble, District Judge



                                                 [SEAL]


                                         13.